UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 26, 2009, the audit committee of the Board of Directors of CryoPort, Inc. (the “Company”), upon the recommendation of management and after discussion with the Company’s independent registered public accounting firm, KMJ Corbin and Company, concluded that the Company’s interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2009, previously filed with the Securities and Exchange Commission, will need to be restated and should no longer be relied upon, and directed management to file an amended Quarterly Report on Form 10-Q/A as soon as practicable containing restated interim consolidated financial statements for the period ended June 30, 2009.

The restatement relates to an error in the recording of a journal entry during the quarter ended June 30, 2009, to reflect principal conversions of portions of the Company’s outstanding convertible debentures that were originally issued in October 2007.  The net effect of the restatement will be an approximate $713,000 increase in the Company’s previously reported interest expense for the quarter ended June 30, 2009 and a corresponding decrease to the debt discount for such convertible debentures.

The Company will be filing the aforementioned amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009, on Monday, November 2, 2009, which amended Quarterly Report contains more detailed financial information regarding the effects of the restatement and management’s revised evaluations of the Company’s disclosure controls and procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 30, 2009	By: /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman